EXHIBIT 99.2

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of ____________, 200__, between ebank.com, Inc., a Georgia corporation located at 2410 Paces Ferry Road, Atlanta, Georgia 30339 (the "Company"), and the undersigned investors (each an "Investor" and collectively, the "Investors").

     WHEREAS, the Company will issue and sell units to Investors consisting of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock (the "Units") pursuant to Subscription Agreements between the Company and each Investor (collectively, the "Subscription Agreements"); and

     WHEREAS, in connection with the execution of the Subscription Agreements, the Investors have requested and the Company has agreed to grant to the Investors certain registration rights on the terms set forth herein.

     NOW,  THEREFORE,  the  parties  agree  as  follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     1.1     Closing  Date  means  the date of closing of the Private Placement.
             -------------

     1.2     Common  Stock  means the Common Stock, par value $.01 per share, of
             -------------
the Company and any capital stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company pursuant to a business combination to which the Company is a party.

     1.3     Exchange  Act  means  the  Securities  Exchange  Act  of  1934.
             -------------

     1.4     Form  SB-2 means such form under the Securities Act as in effect on
             ----------
the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     1.5     Holder  means that Investor or those Investors who hold Registrable
             ------
Securities  or  any  permitted  assignee  of  Registrable  Securities.

     1.6     Person  means  any  individual, firm, corporation, or other entity,
             ------
and  shall  include  any  successor  (by  merger  or  otherwise) of such entity.

     1.7     Preferred  Stock means the Series A Preferred Stock of the Company.
             ----------------

     1.8     Private  Placement  means  the  issuance  of  Units pursuant to the
             ------------------
Subscription  Agreements.

     1.9     Register,  registered  and  registration  refers  to a registration
             ----------------------------------------
effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     1.10     Registrable  Securities  means  (i)  the  shares  of  Common Stock
              -----------------------
issuable or issued upon conversion of the Preferred Stock and the exercise of the warrants, and (ii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall
                          --------  -------
exclude in all cases any Registrable Security sold by a Person in a transaction in which his or her rights under this Agreement are not assigned pursuant to
Section 9. Notwithstanding the foregoing, Common Stock shall only be treated as Registrable Securities if and so long as they have not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

     1.11     SEC  means  the  Securities  and  Exchange  Commission.
              ---

     1.12     Securities  Act means the Securities Act of 1933 and the rules and
              ---------------
regulations  thereunder.

2.     REGISTRATION  RIGHTS.

     2.1     Form  SB-2  Registration.  The  Company shall prepare and file with
             ------------------------
the SEC a Form SB-2 registration statement covering the Registrable Securities no later than 60 days after the Closing Date (the "Shelf Registration Statement"). The Company shall use its reasonable efforts to have the Shelf
Registration Statement declared effective as soon as reasonably practicable following the filing thereof, and to keep such registration statement continuously effective under the Securities Act until the earlier of (a) the date on which the Holders no longer hold any Registrable Securities or (b) the date on which all of the Registrable Securities held or subsequently held by the Holders may be resold in a public transaction without registration under the Act, including, but not limited to, pursuant to Rule 144 under the Act.

     2.2     "Piggy  Back"  Registration.
              ---------------------------

          a. If the Company proposes to file a registration statement at any time during the six months following the termination of the Private Placement with respect to any class of equity securities of the Company, whether for its own account (other than in connection with a registration statement on Form S-4 or S-8 (or any successor or substantially similar forms), or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing shareholders), or for the account of a holder of securities of the Company, then the Company shall in each case give prompt written notice of such proposed filing to all Holders of Registrable Securities at least 15 days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this
Section 2.2 shall so advise the Company in writing within 10 days after date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such registration statement all such Registrable Securities so requested to be included therein subject to the limitations set forth in Section 6 hereof. Under no circumstances shall the rights and obligations set forth in this
Section 2.2 apply to any registration statement filed by the Company after six months following the termination of the Private Placement.


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
          b. Nothing in this Section 2.2 shall create any liability on the part of the Company or any other person to the Holders if the Company or any other person should, for any reason, decide not to file a registration statement proposed to be filed pursuant to Section 2.2 or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice under Section 2.2 or otherwise.

     2.3     Limitations  on  Obligations  to  Register.
             ------------------------------------------

          a. Subject to the provisions of this Section 2.3, the Company shall be entitled to postpone or suspend the filing, effectiveness, supplementing or amending of any registration statement otherwise required to be prepared and filed pursuant to this Section 2, if the Company has determined, in good faith and in the exercise of reasonable judgment, that such action would materially delay or interfere with any material financing, acquisition, corporate reorganization, or other transaction involving the Company then pending or contemplated. Holder agrees to promptly execute and deliver a confidentiality agreement in form and substance reasonably acceptable to the Company in connection with any disclosures the Company is required to make under this paragraph.

          b. If, after a registration statement becomes effective, the Company advises the Holders that the Company considers it appropriate for the registration statement to be amended, the Holders shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been properly amended. The notice by the Company will include the Company's estimate of the length of the suspension or postponement. Upon receipt of such notice, each Holder agrees to cease such Holder's disposition of Registrable Securities pursuant to such registration statement during such suspension period. The Company will give prompt notice to the Holders of the expiration or early termination of any suspension or postponement pursuant to this Section 2.3.

     2.4     Obligations of the Company.  Whenever required under this Agreement
             --------------------------
to effect the registration of any Registrable Securities (and except as specifically provided otherwise elsewhere in this Agreement), the Company will use commercially reasonable efforts to do the following:

          a. Prepare and file with the SEC a registration statement with respect to the Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, with respect to the Shelf Registration Statement, keep such registration effective as set forth in
Section  2.1.

          b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          c. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          d. Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as the Holders shall reasonably request; provided, however, that the Company shall
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
not be required to register and qualify such securities in more than 10 states and shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          f. Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that causes the prospectus included in such registration statement to contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue until the earlier of (i) the sale of all Registrable Securities registered pursuant to the registration statement of which such prospectus forms a part or
(ii)  withdrawal  of  such  registration  statement.

          g. Promptly notify the Holders of Registrable Securities covered by such registration statement (i) when the registration statement has become effective; (ii) when any post-effective amendment to the registration statement becomes effective; and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

          h. Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

          i. As soon as practicable after the effective date of the registration statement, and in any event within 16 months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the registration statement and otherwise complying with Section 11 (a) of the Securities Act.

         j. Use commercially reasonable efforts to cause the transfer agent to remove restrictive legends on certificates representing the Registrable Securities, as appropriate.

          k. Use commercially reasonable efforts to have the Registrable Securities listed on the same quotation system or market as the Common Stock.

     2.5     Termination of Registration Rights.  No Holder shall be entitled to
             ----------------------------------
exercise any right provided for in this Agreement (except Section 7 hereof) (i) during such times as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holders shares during a three month period without registration and (ii) if such Holder holds less than one percent of the Company's outstanding Common Stock on a fully diluted basis


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
(assuming the exercise of all options and warrants and conversion of all convertible securities into Common Stock).

     2.6     Registration Rights of Company.  The Company shall  be  entitled to
             ------------------------------
include in any registration statement referred to in this Section 2 shares of Common Stock to be sold by the Company for its own account or other existing shareholders for their own account.

     2.7     Delay of Registration.  No Holder shall have any right to obtain or
             ---------------------
seek  an  injunction  restraining  or  otherwise delaying any registration under
Section 2 as the result of any controversy that might arise with respect to the interpretation or implementation of the provisions of this Agreement.

3. FURNISH INFORMATION. A condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder is that such Holder furnishes to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is required to effect the registration of such Holder's Registrable Securities. Any such information included in the draft of the registration statement shall be provided to the Company within any reasonable time period requested by the Company.

4. LOCK-UP PERIOD. Each Holder agrees that it will not sell or otherwise transfer or dispose of any Common Stock registered on the Shelf Registration Statement except in accordance with the following schedule: no more than 50% of the shares during the 120 day period following termination of Private Placement and an additional 50% of the shares on or after the 180th day following termination of the Private Placement.

5. EXPENSES OF REGISTRATION. The Company will pay all expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, but not limited to, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, except that the Company will not pay (a) underwriting discounts and commissions relating to Registrable Securities (which the holders of the securities so registered shall bear pro rata on the basis of the number of shares so registered), and (b) fees and expenses of counsel to the selling Holders.

6. UNDERWRITING REQUIREMENTS. In connection with any offering conducted in accordance with Section 2.2 involving an underwriting of shares being issued by the Company, the Company shall not be required to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, exceed the largest number of securities requested to be included in such offering which can be sold without having an adverse effect on such offering by the Company; provided, however, that no Investor participating in
                            --------  -------
such underwriting shall be required to make any representations, warranties or indemnities except as they relate to such Investor's ownership of shares and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor. If the total number of securities proposed to be sold in the offering, including shares proposed to be issued by the Company and Registrable Securities requested by shareholders to be included in such offering, exceeds the largest number of securities that the underwriters reasonably believe can be sold without having an adverse effect on such offering, then the Company shall be required to include in the offering only that number of such securities, which may or may not include Registrable Securities, which the underwriters believe will not have an adverse effect on such offering. After the number of securities to be sold by the Company, any securities of the Holders so included shall be allocated as follows: (i) first, among the Holders of Registrable Securities that have elected to participate in such offering, pro rata according to the number of Registrable Securities held by each such Holder (or in such other proportions as shall mutually be agreed to by such Holders), and (ii) thereafter, to the extent additional securities may be included in such offering, to other selling shareholders, pro rata according to the total number of securities entitled to be included therein owned by each such other selling shareholder or in such other proportions as shall mutually be agreed to by such other selling shareholders.

7. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     7.1     Indemnification by the Company.  To the extent permitted by law,
             ------------------------------
the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act and the Exchange Act and their respective directors, officers, partners, employees and affiliates (each, an "Indemnified Person"), against any losses, claims, damages, or liabilities, joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay to each Indemnified Person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission which occurs in reliance upon and in conformity with written information furnished by a Holder expressly for use in connection with such registration or is caused by any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company.

     7.2     Indemnification by the Holder.  To the extent permitted by law,
             -----------------------------
each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (x) any untrue statement or alleged untrue statement contained in, or any omission or alleged omission from, information furnished in writing to the Company by the Holder specifically and expressly for use in any such registration statement or prospectus or (y) any


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
failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company. Such Holder will pay any reasonable legal or other expenses incurred by the Company, its directors, officers, shareholders and affiliates pursuant to this Section 7.2 in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained
                     --------  -------
in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder.

     7.3     Notice of Claim.  Promptly after receipt by an indemnified party
             ---------------
under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an indemnified
                                          --------  -------
party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate (in the opinion of counsel to the indemnifying party) due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 7.

     7.4     Survival of Indemnification Provision.  The obligations of the
             -------------------------------------
Company and the Holders under this Section 7 shall survive the completion of any offering of Registrable Securities under a registration statement pursuant to this Agreement, and otherwise.

8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that permits the Holder to sell the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

     8.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;
     8.2 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act; and

     8.3 Furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed


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
by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

9. ASSIGNMENT AND REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a permitted transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, affiliate, beneficial owner, member or retired member of a Holder, or (b) is a Holder's family member or trust for the benefit of an individual Holder; provided, however, (i) the transferor shall, within 10 days after such transfer,
--------  -------
furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

10.     "MARKET STAND-OFF" AGREEMENT.

     10.1 Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
                      --------  -------

          a. Such agreement shall be applicable only during the two year period following the date of the final prospectus distributed pursuant to the first registration statement of the Company after the date of this Agreement which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          b. All officers and directors of the Company, all one percent security holders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreement.

     10.2 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 10.

     10.3     Notwithstanding the foregoing, the obligations described in this
Section 10 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a resignation relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.


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
11.     MISCELLANEOUS.

     11.1     Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Georgia without giving effect to conflict of laws.

     11.2     Consent to Jurisdiction; Exclusive Venue.  The Company and the
              ----------------------------------------
Holder hereby irrevocably consent to the jurisdiction of the United States District Court for the Northern District of Georgia and all Georgia state courts sitting in Fulton County, Georgia, for the purpose of any litigation to which the Company or the Holder may be a party and that concerns this Agreement. It is further agreed that venue for any action shall lie exclusively with courts sitting in Fulton County, Georgia, unless the Company agrees to the contrary in writing.

     11.3     Successors and Assigns.  Except as otherwise provided in this
              ----------------------
Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

     11.4      Waiver of Jury Trial.  Each party hereto hereby waives its rights
               --------------------
to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this agreement. In the event of litigation, this agreement may be filed as a written consent to a trial (without a jury) by the court.

     11.5     Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.6     Captions and Headings.  The captions and headings used in this
              ---------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     11.7     Notices.  Unless otherwise provided, any notice or other
              -------
communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided, however, that
                                                        --------  -------
any notice of change of address shall be deemed effective only upon receipt.

     If to the Company:       ebank.com, Inc.
                              2410 Paces Ferry Road
                              Atlanta, Georgia  30339
                              Attn: James L. Box

                              Phone: (770) 863-9229
                              Fax: (770) 863-9228

     with a copy to:     Nelson Mullins Riley & Scarborough, L.L.P.
                              First Union Plaza
                              Suite 1400
                              999 Peachtree Street, N.E.
                              P.O. Box 77707
                              Atlanta, Georgia  30309-3964
                              Attn:  Neil Grayson
                              Phone: (404) 817-6113
                              Fax: (404) 817-6224

     If to the Holders:       Notice shall be sent to the person and address
                              indicated on the signature page hereof.

     11.8     Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained written consent of the Holders of at least a majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure and upon obtaining such consent will bond all Holders, including those who did not consent. Notwithstanding the foregoing, any Holder may waive its own rights under this Agreement.

     11.9     Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     11.10     Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the matters contemplated hereby, other than those set forth herein or made hereunder.

     IN WITNESS WHEREOF, the parties, each by its duly authorized signatory, have executed this Agreement as of the date first above written.

ebank.com, Inc.                                 INVESTORS:



By:  _____________________                 [____________________]
     Name:  James L. Box                   [____________________]
     Title:  Chief Executive Officer       Address

                                           By:________________________________
                                           Name:
                                           Title:

                            Schedule to Exhibit 99.2
                            ------------------------

Each investor purchasing "capital units" consisting of Series A Preferred and Original Warrants in the first and second private offerings of such securities entered into a registration rights agreement in the form of this Exhibit 99.2.



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